Exhibit 10.46

RECEIVABLES PURCHASE AGREEMENT
RECEIVABLES PURCHASE AGREEMENT (as it may be amended, modified or supplemented from time to time, this “Agreement”) is made as of December 22, 2014 (the “Effective Date”) between Wolverine World Wide, Inc., a Delaware corporation with its principal place of business located at 9341 Courtland Drive N.E., Rockford, Michigan 49351 (“Wolverine”), each of the Persons listed on Schedule 1 attached hereto (together with Wolverine and each other Person which, on or subsequent to the date of this Agreement, agrees in writing to become a “Seller” hereunder, each individually, a “Seller” and, collectively, the “Sellers”), Wolverine, in its capacities as the initial Servicer (as defined in Section 5) and Seller Representative (as defined in Section 15(b)), each as herein provided, and HSBC Bank USA, N.A., a national banking association with an office at 452 Fifth Avenue, New York, New York 10018 (“Purchaser”). Sellers, Seller Representative, Servicer and Purchaser may each be referred to herein as a “Party,” and collectively as the “Parties.”
RECITALS
WHEREAS, Sellers are suppliers of goods or services to various account debtors (each as proposed from time to time by a Seller and accepted by Purchaser in its sole discretion, an “Account Debtor” or “Approved Account Debtor” and, collectively, the “Account Debtors” or “Approved Account Debtors”) and is the legal and beneficial owner of Receivables (as hereinafter defined) payable by each such Account Debtor; and
WHEREAS, Sellers desire to sell certain Receivables to Purchaser, and Purchaser may be willing to purchase from Sellers such Receivables, on an undisclosed, non-notification, non-recourse basis, in which case the terms set forth herein shall apply to such purchase and sale.
THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.    DEFINITIONS. Certain capitalized terms used in this Agreement shall have the meanings given to those terms in Exhibit A attached hereto and thereby incorporated herein.
2.    SALE AND PURCHASE.
(a)    Sale. Commencing on the date hereof and ending on the Purchase Termination Date, Seller Representative, on behalf of each Seller, may from time to time, make an offer to sell to Purchaser certain Proposed Receivables due from Approved Account Debtors by submitting to Purchaser a request substantially in the form of Exhibit B hereto (a “Purchase Request”), and Purchaser, in its sole discretion, may accept such offer and purchase from such Seller the Proposed Receivables identified in such Purchase Request. If Purchaser accepts such Purchase Request, then, subject to the satisfaction of the conditions precedent set forth in Section 2(d) hereof, Purchaser shall purchase from such Seller, and such Seller shall sell to Purchaser, all of Seller’s right, title and interest (but none of such Seller’s Retained Obligations) with respect to such Proposed Receivables as of the Purchase Date (all such Proposed Receivables, once sold and purchased hereunder, being referred to, collectively, as the “Purchased Receivables”). Payment by Purchaser to Sellers for such Purchased Receivables shall be due to Sellers within two (2) Business Days after the Purchaser notifies the Seller Representative of its intent to purchase, and in the event that the Purchaser elects not to purchase Proposed Receivables from such Seller, it shall give the Seller Representative notice thereof within two (2) Business Days of Purchaser’s receipt of the subject Purchase Request.

(b)    Uncommitted Arrangement. THIS AGREEMENT DOES NOT CONSTITUTE A COMMITMENT, OBLIGATION OR OTHER UNDERTAKING OF PURCHASER TO PURCHASE ANY RECEIVABLES FROM ANY SELLER OR OTHERWISE EXTEND CREDIT OR PROVIDE ANY FINANCIAL ACCOMMODATION TO ANY SELLER.
(c)    Term.     This Agreement shall commence upon the Effective Date and shall have an initial term of thirty six (36) months. The Agreement shall continue in effect for successive twelve (12) month periods until the date which is sixty (60) days following the date which either Seller Representative or Purchaser delivers written notice to the other Party of its intent to terminate this Agreement, provided that Purchaser shall have the right to terminate this Agreement at any time upon written notice to Seller Representative in the event that (i) any Seller breaches this Agreement or (ii) Purchaser is prohibited under applicable law or any rule or regulation applicable to Purchaser from being a Party to this Agreement or consummating the transactions contemplated hereunder. Termination shall not affect the rights and obligations of the Parties with respect to Purchased Receivables sold hereunder prior to the Purchase Termination Date or that are expressly stated to survive termination hereof.
(d)    Conditions Precedent. Purchaser’s purchase of the Proposed Receivables described in a Purchase Request offered by Seller Representative on behalf of a Seller is subject to the satisfaction of the following conditions prior to the proposed Purchase Date, all to the satisfaction of Purchaser:
(i)    Purchaser shall have received (A) a Purchase Request with respect to the Proposed Receivables, and (B) such additional supporting documentation that Purchaser may have reasonably requested from Seller Representative;
(ii)    The representations and warranties contained in this Agreement and the Purchase Request shall be true and correct in all material respects (or in all respects to the extent such representation or warranty already contains a materiality qualifier, “Material Adverse Change” or dollar thresholds (after giving effect thereto));
(iii)    Each Seller shall be in compliance in all material respects with each term, covenant and other provision of this Agreement applicable to such Seller;
(iv)    No Event of Repurchase shall then exist, unless Sellers have repurchased and paid (or are paying on such proposed Purchase Date and Purchaser is satisfied that Sellers will be paying on such proposed Purchased Date), the full amount of the Repurchase Price for the affected Purchased Receivables pursuant to the terms of Section 6 hereof (or the portion thereof required to be repurchased, to the extent provided in Section 6 hereof) or such repurchase or other payment is being made on such Purchase Date by payment in cash or by setoff by Purchaser against the Purchase Price for the Proposed Receivables;
(v)    Following the sale and purchase of the Proposed Receivables set forth in the related Purchase Request, (A) the Outstanding Aggregate Purchase Amount for all Purchased Receivables shall not exceed the Facility Amount and (B) the Outstanding Account Debtor Purchase Amount with respect to any Account Debtor shall not exceed its Purchase Sublimit or such other credit limit otherwise specified by Purchaser from time to time in its sole discretion;
(vi)    No Account Debtor Insolvency Event shall have occurred with respect to any Account Debtor obligated on the Proposed Receivables described in such Purchase Request and Purchaser in its sole discretion shall be satisfied with the credit standing of such Account Debtor, and no Insolvency Event with respect to any Seller shall have occurred;

(vii)    Purchaser shall have received payment of all fees that are then due under Sections 2(f) and 2(g) and any other amounts that are then due under this Agreement; and
(viii)    On the initial Purchase Date, Purchaser shall have received each of the following, each in form and substance satisfactory to Purchaser:
(A)    Evidence that Seller Representative has established the Collection Account over which Purchaser shall have control as provided in the account control agreement described in clause (H) below;
(B)    Evidence that Sellers have instructed each Account Debtor that all payments with respect to the Proposed Receivables shall be made directly to the Collection Account;
(C)    A certificate of the Secretary or Assistant Secretary of each Seller substantially in the form attached as Exhibit C, certifying the names and true signatures of the incumbent officers authorized on behalf of each Seller to execute and deliver this Agreement, each Purchase Request and any other documents to be executed or delivered by it hereunder, together with its Organizational Documents and board resolutions evidencing all action necessary for each Seller to execute, deliver and perform its obligations under this Agreement;
(D)    Copies of Uniform Commercial Code financing statements prepared by Purchaser, identifying each Seller as “seller” and Purchaser as “buyer” and containing the description of collateral set forth on Exhibit D, together with evidence that they have been duly filed on or before the initial Purchase Date in the correct filing office under the Uniform Commercial Code of the jurisdiction in which each Seller is located for purposes of the UCC;
(E)    A good standing certificate for each Seller from its jurisdiction of organization;
(F)    A fully completed Seller Information Schedule in the form attached as Schedule 2, containing certain factual information regarding each Seller to the extent that such information was not previously delivered to Purchaser;
(G)    A favorable “true sale” opinion of external or in-house counsel to Sellers in form and substance satisfactory to Purchaser;
(H)    An account control agreement with JPM, with respect to the Collection Account, giving Purchaser control over such account as defined under the UCC but requiring JPM to follow purchaser’s instructions only following delivery of a notice of exclusive control by Purchaser to JPM, which Purchaser agrees with Sellers it shall only provide upon an Event of Default hereunder;
(I)    A lien release from any secured party holding a lien upon any Purchased Receivables; and
(J)    All documents and other evidence that Purchaser requires for its know-your-customer and other compliance checks on each Seller and each Account Debtor.

(e)    Purchase Price. The purchase price for any Purchased Receivable purchased on any Purchase Date (the “Purchase Price”) shall be payable in two installments to Seller Representative’s Operating Account as follows:
(i)    The first installment of the Purchase Price shall be payable on the Purchase Date and shall be determined in accordance with the following formula:
Purchase Price = (D × A) – ((D × A) × (B × C/360)), where:
A    = Net Invoice Amount
B    = Discount Margin
C    = Number of days between the Purchase Date and the date which is five (5) Business Days after the Anticipated Payment Date (including the Purchase Date, but not including the Anticipated Payment Date).
D     = Adjustment Percentage.
(ii)    The second installment of the Purchase Price (the “Deferred Purchase Price”) shall be equal to the remaining unpaid Net Invoice Amount (net of any Dilution) and shall be payable to Seller Representative when collected. If a Purchased Receivable has not been paid on the date which is one hundred twenty (120) days after the Anticipated Payment Date (the “Deemed Paid Date”), and no Dispute has occurred with respect to such Receivable (other than a Dispute with respect to a portion thereof, which portion has previously been repurchased by Sellers as required under Section 6(a)) as of such date, then the Deferred Purchase Price shall be equal to ten percent (10%) of the Net Invoice Amount (as adjusted to reflect any Dilution and any portion of such Receivable previously repurchased) and shall be payable by Purchaser to Seller Representative on the Deemed Paid Date.
(f)    Audit Fees. Sellers shall pay Purchaser audit fees, payable within seven (7) Business Days after Sellers’ receipt of Purchaser’s invoice therefor, in connection with each field exam and Audit conducted by Purchaser equal in amount to Purchaser’s customary and reasonable per diem charges for such field audit (which as of the Effective Date, equal Nine Hundred Twenty Five Dollars ($925) per diem per auditor, subject to change from time to time thereafter) plus usual and customary reasonable out-of-pocket expenses for internal auditors, and the usual and customary reasonable fees and charges (including out-of-pocket expenses) of external auditors; provided, however, that so long as no Event of Default has occurred and is continuing, Sellers shall not be obligated to reimburse Purchaser for more than $10,000 per calendar year in the aggregate in respect of such field exams and Audits, provided further, that such limit on field exams and Audits shall not apply to any other costs, fees and expenses payable by Sellers pursuant to this Agreement.
(g)    Transaction Fee. Sellers shall pay Purchaser on the initial Purchase Date a transaction fee in an amount equal to $100,000.
(h)    True Sale; No Recourse. Except as otherwise provided in Section 6 hereof, each purchase of the Purchased Receivables is made without recourse to Sellers, and Sellers shall have no liability to Purchaser for any Account Debtor’s failure to pay any Purchased Receivable when it is due and payable under the terms applicable thereto. Purchaser shall be responsible for the non-payment of any Purchased Receivable to the extent that it is the result of an Account Debtor Insolvency Event or to the extent that the

Deemed Paid Date for a Purchased Receivable has occurred and Purchaser has become obligated to pay the Deferred Purchase Price therefor, such assumption of credit risk being effective as of the Purchase Date for such Purchased Receivable. Purchaser and Sellers have structured the transactions contemplated by this Agreement as a sale, and Purchaser and each Seller each agree to treat each such transaction as a “true sale” for all purposes under applicable law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). In the event that, contrary to the mutual intent of the parties, any purchase of any Purchased Receivable is not characterized as a sale, each Seller shall, effective as of the date hereof, be deemed to have granted (and each Seller hereby does grant) to Purchaser a first priority security interest in and to such Purchased Receivable and all Collections thereon and other proceeds thereof, including any such amounts in the Collection Account, all to secure the payment to Purchaser of all amounts due to it hereunder at the times and in the amounts specified herein, and this Agreement shall be deemed to be a security agreement. In the event of any such recharacterization of the purchase of a Purchased Receivable as a loan secured by such Purchased Receivable, Purchaser shall have any and all rights and remedies available to it hereunder or under the UCC to enforce such security interest if an Event of Default has occurred and is continuing. In connection with any exercise of remedies under the UCC upon any Event of Default, each Seller agrees that at least ten Business Days shall be reasonable prior notice to such Seller of the date of any public or private sale or other disposition of all or any of the Purchased Receivables.
3.    SELLER REPRESENTATIONS AND WARRANTIES. Each Seller represents and warrants to Purchaser on each Purchase Date that the representations and warranties set forth below are true and correct:
(a)    Proposed Receivables.
(i)    The information contained in each Purchase Request in respect of each Proposed Receivable is a true and correct list of each Account Debtor’s legal name and address, the invoice numbers, the stated amount in respect thereof, the Net Invoice Amount due in respect thereof, the date and term in respect thereof, the Anticipated Payment Date (if any) and the Invoice Due Date, in each case, for each Proposed Receivable. All information contained in each Purchase Request is accurate in all material respects. The information regarding each invoice submitted by a Seller is accurate in all material respects as of its date, and does not and will not omit to state a fact necessary in order to make the information contained therein, in light of the circumstances under which they were made, not misleading. Purchaser has received true and correct copies of all the relevant documentation relating to each of the Proposed Receivables requested by Purchaser. None of the Proposed Receivables is currently evidenced by “chattel paper” or “instruments” (as each such term is defined in Article 9 of the UCC). Each of the Proposed Receivables is in full force and effect and is the valid and binding obligation of the applicable Account Debtor, enforceable in accordance with its terms, and constitutes the applicable Account Debtor’s legal, valid and binding obligation to pay to Sellers the amount of the Purchased Receivables, subject, as to enforcement of such Account Debtor’s payment obligation, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and equitable principles. Neither any Seller nor any Account Debtor is in default in the performance of any of the provisions of the documentation applicable to its transactions included within any Proposed Receivables, including any of the Contracts relating to such Proposed Receivables, which would give rise to Account Debtor’s non-payment of its payment obligations under the applicable Proposed Receivable. Each Proposed Receivable and the Contract and sale terms related thereto are not subject to, nor could it reasonably be expected to be subject to, any defense or Dispute, whether arising out of the transactions contemplated by this Agreement or independently thereof. Sellers have delivered to the Account Debtors all property or performed all services required to be so delivered or performed by the terms of the documentation giving rise to the Proposed Receivables. The payments due with respect to each Proposed Receivable are not contingent upon any Seller’s fulfillment of any further obligation.
(ii)    Each Proposed Receivable listed in a Purchase Request is an Eligible Receivable and a bona fide payment obligation of the applicable Account Debtor identified in the applicable invoice and due on the Invoice Due Date for such Proposed Receivable. No actual or pending Dispute or default or event of default with respect to any Proposed Receivable exists or is threatened. The amount owed under each Proposed Receivable is free of allowances, side agreements and Dilution (other than (x) those offsets reflected in the calculation of the Net Invoice Amount and the Purchase Price as of the Purchase Date relating thereto, (y) any potential Dilution that would result from the Account Debtor’s taking advantage of any available early payment discount set forth in the applicable invoice not to exceed 10% of the Net Invoice Amount (a “Permitted Early Payment Discount”) and (z) any potential Dilution that would result from the Account Debtor’s taking advantage of any available incentive program then being offered by the Sellers in the ordinary course of business), it being understood and agreed that Dilution resulting from an Account Debtor’s decision after the proposed Purchase Date to take advantage of an incentive program or a Permitted Early Payment Discount shall not constitute a breach of this representation and warranty. All invoices relating to each Proposed Receivable arising out of the sale of goods or the provision of services have been accepted by the applicable Account Debtor.
(iii)    Each Eligible Receivable (A) arises under a Contract between a Seller and the applicable Account Debtor, (B) does not require the applicable Account Debtor or any other Person to consent to the transfer, sale or assignment of a Seller’s rights to payment under such agreement and (C) does not contain a confidentiality provision that purports to restrict the ability of Purchaser to exercise its rights under this Agreement, including without limitation, its right to review such Contract.
(iv)    Each Seller is the legal and beneficial owner of each Eligible Receivable free and clear of any lien, encumbrance or security interest (other than Credit Facility Liens which shall be released contemporaneously upon the purchase of each Purchased Receivable by Purchaser), and upon each purchase of an Eligible Receivable, Purchaser shall acquire valid ownership of each Purchased Receivable and the Collections with respect thereto prior to the rights of all other Persons.
(b)    Sellers; Account Debtors.
(i)    Each Seller is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the State of its organization as set forth on Schedule 1. Each Seller is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. No Seller is subject to any Insolvency Event.
(ii)    (A) No Account Debtor on any Proposed Receivable is subject to any Account Debtor Insolvency Event at the time of the Purchase Request relating thereto nor to the knowledge of Sellers is any Account Debtor Insolvency Event threatened, and (B) each Account Debtor on any Purchased Receivable was not subject to an Account Debtor Insolvency Event on the Purchase Date of such Purchased Receivable.
(c)    No Conflict, etc. The execution, delivery and performance by each Seller of this Agreement, each Purchase Request and each other document to be delivered by Sellers hereunder, (i) are within such Seller’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not contravene (A) such Seller’s Organizational Documents, (B) any law, rule or regulation applicable to such Seller, (C) any contractual restriction binding on or affecting such Seller or its property, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller or its property. The Agreement has been duly executed and delivered by each Seller. Each Seller has furnished to Purchaser a true, correct and complete copy of its Organizational Documents, including all amendments thereto.
(d)    Authorizations; Filings. No authorization or approval or other action by, and no notice to or filing with, any governmental entity is required for the due execution, delivery and performance by Sellers of this Agreement or any other document to be delivered thereunder except for the filing of any Uniform Commercial Code financing statements as may be necessary to perfect the sale of Purchased Receivables pursuant to this Agreement. No Uniform Commercial Code financing statement or other instrument similar in effect covering any Purchased Receivable is on file in any filing or recording office, except those filed with respect to the Credit Facility Liens (which shall be released contemporaneously upon the purchase of each Purchased Receivable by Purchaser) and those filed in favor of Purchaser relating to this Agreement, and no competing notice of assignment or payment instruction or other notice inconsistent with the transactions contemplated in this Agreement is in effect with respect to any Account Debtor.
(e)    Enforceability. This Agreement constitutes the legal, valid and binding obligation of Sellers and so long as Seller Representative is acting as Servicer, is enforceable against each Seller and Servicer, as applicable, in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).
(f)    Litigation Matters. There is no pending (or, to its knowledge, threatened) action, proceeding, investigation or injunction, writ or restraining order affecting any Seller or any of such Seller’s Affiliates before any court, governmental entity or arbitrator which could reasonably be expected to result in a Material Adverse Change, and no Seller is currently the subject of, and has no present intention of taking any action to commence, an Insolvency Event applicable to such Seller.
(g)    Material Adverse Change. No event has occurred since December 28, 2013 which has resulted or is reasonably likely to result in a Material Adverse Change.
(h)    Money Laundering and Anti-Terrorism Laws; Etc.
(i)    Neither any Seller, any subsidiary of any Seller nor any controlled Affiliate of any Seller nor, to the knowledge of any Seller, any Account Debtor (i) (A) is a Sanctioned Person; (B) is located, incorporated, organized, or resident in a Sanctioned Country; or (C) or is in material breach of any Sanctions Laws or Anti-Money Laundering Laws.
(ii)    Each Seller, each subsidiary of each Seller and each Seller’s controlled Affiliates, and to the knowledge of Sellers, each Account Debtor (A) are in material compliance with Sanction Laws, the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, the anti-money laundering and bank secrecy provisions of the Patriot Act, and other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations and (B) have taken appropriate steps to implement policies and procedures reasonably designed to provide that it will not make any payments to any government official or employee, political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the U.S. Foreign Corrupt Practices Act of 1977.
(i)    Review. Sellers have discussed and reviewed this Agreement with their accountants, independent auditors and counsel, and no Seller is relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
4.    SELLER COVENANTS. Until the later of the Purchase Termination Date and the Agreement Termination Date, each Seller agrees to perform the covenants set forth below:
(a)    Notice of Disputes, Breaches of Contract, Account Debtor Insolvency Events, Etc. Seller Representative shall promptly deliver a reasonably detailed written notice to Purchaser of (i) any Dispute asserted or threatened in respect of a Purchased Receivable, (ii) any breach by the applicable Account Debtor of the Contract which might give rise to such Account Debtor failing to pay any invoice amount or give rise to any Dispute, (iii) any Account Debtor Insolvency Event occurring or, to the knowledge of Seller Representative, reasonably being likely to occur, or (iv) it becoming illegal for an Account Debtor to pay all or any part of the invoice amount because of the imposition of any prohibition or restriction on such payments.
(b)    Contracts; Purchased Receivables. Each Seller, at its expense, shall timely and fully perform in all material respects all terms, covenants and other provisions required to be performed by it under the Contracts related to the Purchased Receivables, and each Seller, at its expense, shall use commercially reasonable efforts to compel the applicable Account Debtor to timely and fully perform in all material respects all terms, covenants and provisions required to be performed by such Account Debtor under the Contracts related to the Purchased Receivables. Each Seller, at its expense, shall use commercially reasonable efforts to cause (but only to the extent that it has the ability to do so under applicable law) the applicable Account Debtor to keep each Purchased Receivable in full force and effect as a valid and binding obligation of the applicable Account Debtor, enforceable in accordance with its terms, subject, as to enforcement of such Account Debtor’s payment obligation, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights.
(c)    Existence. Each Seller will (i) comply in all material respects with all applicable laws, rules, regulations and orders and (ii) preserve and maintain its organizational existence, rights, franchises, qualifications, and privileges, except in the case of this clause (ii), for any such noncompliance that could not reasonably be expected to result in a Material Adverse Effect. Each Seller will retain its current state of organization and keep its principal place of business and chief executive office and the office where it keeps its records concerning the Purchased Receivables at the address set forth in Section 11 hereof or, in each case, upon ten (10) Business Days’ prior written notice to Purchaser, at any other locations in jurisdictions where all actions reasonably requested by each Seller or otherwise necessary to protect, perfect and maintain Purchaser’s interest in the Purchased Receivables have been taken and completed.
(d)    Books and Records. Each Seller will maintain accurate books and accounts with respect to the Purchased Receivables and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been sold to Purchaser. Each Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Purchased Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Purchased Receivables (including, without limitation, records adequate to permit the daily identification of each Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable).
(e)    Sales, Liens and Debt. No Seller will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any lien, encumbrance or security interest upon or with respect to, the Purchased Receivables (other than Credit Facility Liens, which shall be released contemporaneously upon the purchase of each Purchased Receivable by Purchaser) or upon or with respect to the Collection Account (other than customary bankers’ liens), or assign any right to receive income in respect thereof except the interests in favor of Purchaser.
(f)    Extension or Amendment of Purchased Receivables. No Seller will amend or extend the payment terms under any Purchased Receivables in a manner adverse to the Purchaser, unless approved in advance in writing by Purchaser, and shall not otherwise waive or permit or agree to any material deviation from the terms or conditions of any Purchased Receivable in a manner adverse to the Purchaser without the prior written consent of Purchaser.
(g)    Audits and Visits. Each Seller will, from time to time during regular business hours as reasonably requested by Purchaser, permit Purchaser, or its agents or representatives, upon reasonable prior notice, (i) on a confidential basis, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Purchased Receivables owed by the Account Debtors including, without limitation, the related Contracts, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Purchased Receivables owed by the Account Debtors or each Seller’s performance hereunder or under the related Contracts with any of its officers or employees having knowledge of such matters (hereinafter, an “Audit), provided that unless an Event of Default or Servicer Event of Default shall have occurred and be continuing only one (1) such Audit and inspection shall be performed per calendar year, and the Sellers’ obligation to bear the expense thereof shall be limited as provided in Section 2(f) hereof.
(h)    Accounting Treatment. Each Seller will make all disclosures required by applicable law or regulation with respect to the sale of the Proposed Receivables to Purchaser and account for such sale in accordance with Generally Accepted Accounting Principles then in effect.
(i)    Reporting Requirements. Seller Representative will provide to Purchaser the following; provided that Seller Representative shall be deemed to have provided all statements and reports required to be provided pursuant to this clause (i) to Purchaser on the date on which such statements or reports are posted on Seller Representative’s website at www.wolverineworldwide.com or through the Securities and Exchange Commission’s EDGAR system:
(i)as soon as available and in any event within 120 days after the end of each fiscal year of Seller Representative, a copy of Seller Representative’s audited consolidated financial statements presenting fairly, in all material respects, the financial position and results of operations and cash flows of Seller Representative on a consolidated basis for such fiscal year in accordance with Generally Accepted Accounting Principles then in effect;
(ii)    on the fifth (5th) Business Day of each of the thirteen fiscal periods in each fiscal year, aging and past due reports relating to all Purchased Receivables as of the end of the immediately preceding fiscal period, together with such other data, reports and information relating to the Purchased Receivables of each Account Debtor requested by Purchaser from time to time (including, without limitation, proof reasonably satisfactory to Purchaser that Sellers have delivered to the applicable Account Debtor all property or performed all services required to be so delivered or performed by the terms of the Contract giving rise to the Purchased Receivables); and
(iii)    promptly, and in the case of clause (B) below in any event within two (2) Business Days after becoming aware of the occurrence thereof, written notice of (A) any non-payment of amounts due with respect to any Purchased Receivable or (B) any Material Adverse Change.
(j)    Further Assurances. Each Seller will, at its expense, promptly execute and deliver all further instruments and documents prepared by Purchaser and reasonably requested by Purchaser for such Seller’s execution, and take all further action that Purchaser may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete ownership of Purchaser of the Purchased Receivables, or to enable Purchaser to exercise or enforce the rights of Purchaser hereunder or under the Purchased Receivables. Each Seller will also provide to Purchaser such other financial information of Seller as Purchaser may reasonably request from time to time.
(k)    Taxes. Each Seller will pay any and all (i) taxes (in the nature of transfer or conveyance taxes) relating to, or arising out of the sale of each Purchased Receivable and (ii) taxes (in the nature of net income or franchise taxes) incurred on or prior to the date of sale to Purchaser relating to its accrual and/or receipt of the Purchased Receivables, in accordance with its regular method of accounting, except for those taxes that each Seller is contesting in good faith and for which adequate reserves have been taken. Each Seller shall treat each sale of Purchased Receivables hereunder as a sale for federal and state income tax, reporting and accounting purposes.
(l)    Not Adversely Affect Purchaser’s Rights. Each Seller will refrain from any act or omission which might in any way prejudice or limit Purchaser’s rights under any of the Purchased Receivables pursuant to this Agreement. No Seller shall amend or waive any term, covenant and other provisions under any Contract related to any Purchased Receivable in any manner that may adversely affect the obligation of the applicable Account Debtor to pay any amounts owed with respect to any Purchased Receivable.
(m)    Standards of Financial Statements. All audited financial statements delivered to Purchaser hereunder shall present fairly, in all material respects, the financial position and results of operations and cash flows of Seller Representative on a consolidated basis as of such date and for such fiscal year in accordance with Generally Accepted Accounting Principles then in effect.
5.    SERVICING; COLLECTION ACTIVITIES; ETC.
(a)    Servicing.
(i)    Appointment of Servicer. Purchaser appoints Seller Representative as its servicer and agent (in such capacity, the “Servicer”) for the administration and servicing of all Purchased Receivables sold to Purchaser hereunder, and Seller Representative hereby accepts such appointment and agrees to assume the duties and the administration and servicing obligations as Servicer, and perform all necessary and appropriate commercial collection activities in arranging the timely payment of amounts due and owing by any Account Debtor all in material accordance with applicable laws, rules and regulations, with reasonable care and diligence, including, without limitation, diligently and faithfully performing all servicing and collection actions (including, if necessary, acting as party of record in foreign jurisdictions). Such appointment as Servicer shall not release any Seller from any of its other duties to comply with any other terms, covenants and provisions of this Agreement. In connection with its servicing obligations,

Servicer will, and will ensure that Sellers will, perform their respective obligations and exercise their respective rights under the contracts and other agreements related to the Purchased Receivables (the “Contracts”) with the same care and applying the same policies as they apply to their own Receivables generally and would exercise and apply if they owned the Purchased Receivables and shall act in the best interest of Purchaser to maximize Collections. Seller Representative shall perform the obligations of Servicer with respect to the Purchased Receivables without compensation other than payment of the Purchase Price for the Purchased Receivables.
(ii)    Replacement of Servicer. Upon any Servicer Event of Default, Purchaser may at any time thereafter (with notice to Servicer, but without requirement of notice to Seller Representative, any Seller or any other Person) replace the Servicer (which replacement may be made through the outplacement to a Person of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities). Following the assumption by Purchaser in writing of all servicing responsibilities hereunder, Sellers shall remain fully responsible for all reasonable costs and expenses incurred in servicing the Purchased Receivables in accordance with standard industry practice for receivables similar in nature to the Purchased Receivables and having obligors comparable to the Account Debtors thereon and shall reimburse Purchaser for all such reasonable expenses incurred by Purchaser in connection therewith, except for servicing costs and expenses incurred with respect to a Purchased Receivable after an Account Debtor Insolvency Event with respect to the related Account Debtor or after the Deemed Paid Date on which Purchaser has become obligated to pay the Deferred Purchase Price for such Purchased Receivable.
(b)    Collections.
(i)    Establishment of Account(s). Seller Representative has established the Collection Account to receive amounts owing under the Purchased Receivables and covenants to maintain such account so long as any Purchased Receivable remains unpaid unless otherwise agreed to in writing by Purchaser. To further perfect the sale of the Purchased Receivables and as further security for their obligations under this Agreement, Seller Representative and each Seller hereby grant a security interest in favor of Purchaser upon the Collection Account and all Collections therein, subject to a Control Agreement as provided in Section 2(d)(viii)(H).
(ii)    Collections. Servicer covenants (i) to take any and all reasonable actions necessary (including those reasonably requested by Purchaser) to ensure that all Collections on account of the Purchased Receivables shall be mailed (if paid by check) directly to the post office box maintained exclusively for receipt of payments to be credited to the Collection Account or transmitted by Federal Reserve wire or ACH transfer directly from the Account Debtor’s bank to the Collection Account, (ii) not to change the payment instructions with respect to any Purchased Receivable while such Purchased Receivable remains outstanding, and (iii) to take any and all other reasonable actions, including actions reasonably requested by Purchaser, to ensure that any amounts not owing under the Purchased Receivables will not be deposited to the Collection Account and (iv) to promptly, but in any event not later than six (6) Business Days after receipt thereof, transfer by wire transfer all Collections received in the Collection Account on account of Purchased Receivables to the Purchaser’s Account, without adjustment, setoff or deduction of any kind or nature.
(iii)    Receipt of Collections. No Collections shall be deemed received by Purchaser for purposes of this Agreement until funds are credited to the Purchaser’s Account as immediately available funds or otherwise actually received by Purchaser.

(iv)    Funds Held in Trust. Prior to being deposited in the Purchaser’s Account, funds received by Sellers or Servicer in respect of any Purchased Receivables shall be deemed to be the exclusive property of Purchaser, and each Seller and Servicer each shall be deemed to be holding such funds in trust for the exclusive use and benefit of Purchaser. Neither Servicer nor any Seller shall, directly or indirectly, utilize such funds for its own purposes or have any right to deal with such funds in any manner other than as expressly provided in this Agreement.
(c)    Payment Reconciliation. Pursuant to its servicing obligations under this Section 5, Servicer shall be responsible for identifying, matching and reconciling any credits related to any Dilution and all payments deposited in the Collection Account with the Purchased Receivable associated with such credits or payments. Concurrently with the deposit of any payment into the Purchaser’s Account, Servicer shall provide to Purchaser, substantially in the form set forth in Exhibit E and in substance reasonably satisfactory to Purchaser, a full reconciliation (“Payment Reconciliation”) of all such payments deposited in the Collection Account and transferred to the Purchaser’s Account since the delivery of the immediately preceding Payment Reconciliation delivered to Purchaser, together with the Anticipated Payment Dates of all Collections deposited in the Collection Account and transferred to the Purchaser’s Account and adjustments (including Dilution amounts, if any, with respect to the Purchased Receivables). To the extent that any particular Payment Reconciliation shows that payments made by Account Debtors during the period covered by such Payment Reconciliation have resulted in Excess Dilution on the Purchased Receivables to which such payments relate, then the Seller Representative shall, or shall cause the applicable Seller(s) to, supplement the remittance to the Purchaser’s Account by adding to it an amount equal to such Excess Dilution. If any amount is transferred to the Purchaser’s Account that does not constitute a Collection with respect to a Purchased Receivable, following receipt by Purchaser of evidence documenting that the transfer was of funds received on account of Receivables not constituting Purchased Receivables (or otherwise not constituting a Collection with respect to a Purchased Receivable), such funds will be forwarded to Seller Representative so long as no Event of Repurchase exists. If any payment is received from an Account Debtor, and such payment is not identified by such Account Debtor as relating to a particular Receivable and cannot be reasonably identified as relating to a particular Purchased Receivable or to a particular Receivable that is not a Purchased Receivable within six (6) Business Days of receipt thereof, such payment shall be applied first to the unpaid Purchased Receivables with respect to such Account Debtor in chronological order (beginning with the oldest unpaid Purchased Receivable), and then to Receivables with respect to such Account Debtor that are not Purchased Receivables, also in chronological order.
(d)    Rights of Purchaser; Notices to Account Debtors. Purchaser shall have all rights as holder and owner in respect of the Purchased Receivables, including, subject to Section 5(e), the right to exercise any and all of its rights and remedies hereunder, under applicable law (including, the UCC) or at equity to collect any Purchased Receivables directly from the applicable Account Debtor. Purchaser agrees, however, not to notify any Account Debtor that it has any rights with respect to the Purchased Receivables prior to an Event of Default or Servicer Event of Default. In furtherance of the foregoing, without limiting the generality thereof, Purchaser may, in its sole discretion, upon the occurrence and continuation of such Event of Default or Servicer Event of Default, notify or otherwise indicate to any Account Debtor that the applicable Seller has sold the applicable Purchased Receivable to Purchaser hereunder, and may direct such Account Debtor to make payments with respect to such Purchased Receivable directly to the Purchaser’s Account or as otherwise directed by Purchaser.
(e)    Account Debtor Payment Default. So long as no Event of Default or Servicer Event of Default has occurred and is continuing, and no Insolvency Event applicable to Sellers or Servicer has occurred, upon the occurrence of any payment default by an Account Debtor in payment of the Purchased Receivable, Purchaser and Sellers shall consult together with regard to such default and on the course of action to be adopted in light thereof and shall cooperate together, in good faith, in taking any action agreed upon. If Purchaser and Sellers cannot reach an agreement as to the course of action to be taken, then Purchaser shall be entitled to enforce its rights against the relevant Account Debtor as Purchaser deems appropriate as the owner and holder of such Purchased Receivable, and Purchaser has the right to request assistance from Sellers and Servicer in order to collect such outstanding amounts.
6.    REPURCHASE EVENTS; INDEMNITIES AND SET-OFF.
(a)    Repurchase Events. If any of the following events (each an “Event of Repurchase”) occurs and is continuing with respect to any Purchased Receivable:
(i)    such Purchased Receivable did not constitute, at the time of purchase, an Eligible Receivable; or
(ii)    any representation or warranty by any Seller hereunder with respect to such Purchased Receivable is incorrect in any material respect when made or deemed made and shall have an adverse effect on the ability to collect all or a portion of the Net Invoice Amount of such Purchased Receivable; or
(iii)    any Seller or Servicer fails to perform or observe any term, covenant or provision with respect to such Purchased Receivable and such failure shall have an adverse effect on the ability to collect all or a portion of the Net Invoice Amount of such Purchased Receivable; or
(iv)    any Account Debtor on such Purchased Receivable asserts in writing a Dispute with respect to all or a portion of such Purchased Receivable; or
(v)    any Seller or Servicer instructs the Account Debtor on such Purchased Receivable to pay amounts owing in respect of such Purchased Receivable to an account other than the Collection Account;
then, Seller Representative shall, or shall cause the applicable Seller, within three (3) Business Days of written demand therefor from Purchaser (such date, the “Repurchase Date”), at Purchaser’s option, repurchase such Purchased Receivable to the extent still outstanding (or, if (A) collectability of only a portion of such Purchased Receivable was affected by an event described in clause (i) or (ii) above or (B) only a portion of such Purchased Receivable is subject to a Dispute, the portion affected by such event or subject to the Dispute). The repurchase price (the “Repurchase Price”) for such Purchased Receivable shall be an amount equal to (A) Adjustment Percentage of the Net Invoice Amount, relating to such Purchased Receivable plus the Recapture Amount, if any, minus (B) the aggregate amount of all Collections with respect to such Purchased Receivables deposited into the Collection Account before the Repurchase Date. If only a portion of a Purchased Receivable is required to be repurchased, the Repurchase Price shall be determined with such adjustments as are necessary to reflect the portion to be repurchased. The Repurchase Price for a Purchased Receivable and all amounts due hereunder with respect to such Purchased Receivable shall be paid to the Purchaser Account in immediately available funds on the Repurchase Date. Upon the payment in full of the Repurchase Price for a Purchased Receivable and all amounts due hereunder with respect to such Purchased Receivable, such Purchased Receivable (or portion thereof in the case of a partial repurchase) shall be considered repurchased by the applicable Seller from Purchaser without recourse to or warranty by Purchaser. Upon repurchase by any Seller, such Seller shall have all right, title and interest in and to such repurchased Purchased Receivables or portion thereof.

(b)    General Indemnification. Each Seller and Servicer each hereby agrees to indemnify Purchaser (together with its officers, directors, agents, representatives, shareholders, counsel and employees, each, an “Indemnified Party”) from and against any and all third party claims, losses and liabilities (including, without limitation, reasonable attorneys’ fees), but without duplication of any amounts paid upon an Event of Repurchase as set forth in Section 6(a) above (all of the foregoing, without duplication, being collectively referred to as “Indemnified Amounts”) arising out of or resulting from any of the following: (i) the sale to Purchaser of any Receivable which purports to be a Purchased Receivable as to which the representations and warranties made herein are not materially true and correct on the Purchase Date therefor; (ii) any representation or warranty made or deemed made by any Seller or Servicer (or any of its respective officers) under or in connection with this Agreement (except with respect to the Purchased Receivables) which shall have been incorrect in any material respect when made; (iii) the failure by any Seller or Servicer to comply with any applicable law, rule or regulation with respect to any Purchased Receivable; (iv) the failure to vest in Purchaser a perfected interest in each Purchased Receivable and the proceeds and Collections in respect thereof free and clear of any liens or encumbrances of any kind or nature whatsoever (other than those granted under this Agreement); (v) any Dispute or any other claim related to such Purchased Receivable (or any portion thereof); (vi) the commingling by any Seller or Servicer of Collections at any time with other funds of any Seller, Servicer or any other Person; (vii) reliance by Purchaser in good faith on any request or instruction from Seller Representative or any other action taken by Purchaser in accordance with this Agreement in connection with or resulting from the Sellers' appointment of Wolverine as Seller Representative; or (viii) any failure by Servicer to perform its duties or obligations as Servicer hereunder in accordance with this Agreement or any claim brought by any Person other than an Indemnified Party arising from Servicer’s collection activities. The foregoing indemnification shall not apply in the case of any claims, losses or liabilities to the extent resulting from the Purchaser’s having become obligated to pay the Deferred Purchase Price for a Purchased Receivable on its Deemed Paid Date or found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely from (i) the gross negligence or willful misconduct of an Indemnified Party as determined in a final non-appealable judgment by a court of competent jurisdiction, (ii) an Account Debtor Insolvency Event or (iii) the material breach of this Agreement by any Indemnified Party. Amounts due hereunder shall accrue interest at the Delinquent Rate.
(c)    Tax Indemnification. All payments on the Purchased Receivables from the Account Debtors will be made free and clear of any withholdings or other deductions on account of any present or future taxes, except as required by applicable law. Sellers will indemnify Purchaser for any such withholdings or deductions of taxes, other than (i) any taxes imposed on or measured by net income (however denominated), franchise taxes, or branch profits taxes, or (ii) any backup withholding taxes (“Indemnified Taxes”). If any deduction or withholding for Indemnified Taxes is required by law, Seller shall pay to Purchaser such additional amount as necessary to ensure that the net amount actually received by Purchaser equals the full amount Purchaser should have received had no such deduction or withholding been required. Further, Sellers will indemnify Purchaser for any stamp duty or any similar tax or duty on documents or the transfer of title to property arising in the context of this Agreement which has not been paid by Sellers. Amounts due hereunder shall accrue interest at the Delinquent Rate.
(d)    UCC. The rights granted to Purchaser hereunder are in addition to all other rights and remedies afforded to Purchaser as a buyer under the UCC or other applicable law.
7.    RETAINED OBLIGATIONS. Purchaser shall have no responsibility for, or have any liability with respect to, the performance of any Contract, nor shall Purchaser have any obligation to intervene in any commercial dispute arising out of the performance of any Contract. All obligations of Sellers under each Contract, including all representations and warranty obligations, all servicing obligations, all maintenance obligations, and all delivery, transport and insurance obligations, shall be retained by Sellers

(the “Retained Obligations”). Neither any claim that Sellers may have against any Account Debtor or any other Person, nor the failure of an Account Debtor to fulfill its obligations under the applicable Contracts, shall affect the obligations of Sellers and Seller Representative as Servicer to perform its obligations and make payments hereunder, and none of such events or circumstances shall be used as a defense or as set-off, counterclaim or cross-complaint as against the performance or payment of any of Sellers’ or Servicer’s obligations hereunder.
8.    COSTS AND EXPENSES; DELINQUENT RATE.
(a)    Sellers shall reimburse Purchaser for all reasonable costs (including reasonable attorneys’ fees and expenses) that Purchaser incurs in connection with the preparation and negotiation of this Agreement, any amendments hereto and the administration, preservation of rights and enforcement hereof including the reasonable costs of field exams to the extent provided in Section 2(f) hereof.
(b)    Any fees, expenses, indemnity, Repurchase Price or other amounts payable by Sellers to Purchaser in connection with this Agreement shall be payable within ten (10) Business Days, after which any such amounts shall bear interest each day from the date due until paid in full at the Delinquent Rate, whether before or after judgment. Such interest shall be payable on demand. Fees are deemed payable on the date or dates set forth herein; expenses, indemnity, or other amounts payable by Sellers to Purchaser are due thirty (30) days after receipt by Seller Representative of written demand therefor.
9.    GENERAL PAYMENTS.
(a)    All amounts payable by Sellers to Purchaser under this Agreement shall be paid in full, free and clear of all deductions, set-off or withholdings whatsoever except only as may be required by law, and shall be paid on the date such amount is due by not later than 3:00 p.m. (New York City time) to the account of Purchaser notified to Seller Representative from time to time. All payments to be made hereunder or in respect of a Purchased Receivable shall be in USD. Any amounts that would fall due for payment on a day other than a Business Day shall be payable on the succeeding Business Day. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred sixty (360) days.
(b)    Purchaser shall treat each sale of Purchased Receivables hereunder as a sale for federal and state income tax, reporting and accounting purposes.
10.    LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT (INCLUDING LOST PROFITS OR LOSS OF BUSINESS) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
11.    NOTICES. Unless otherwise provided herein, any notice, request or other communication which either Party may be required or may desire to give to the other Party under any provision of this Agreement shall be in writing and sent by electronic facsimile transmission, hand delivery or first class mail, certified or registered and postage prepaid, and shall be deemed to have been given or made when transmitted with receipt confirmed in the case of electronic facsimile transmission, when received if sent by hand delivery or five (5) days after deposit in the mail if mailed, and in each case addressed to Purchaser, Sellers or the Servicer as set forth below. Any Party hereto may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other Party in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other Party.
If to any Seller
or Servicer:        c/o Wolverine World Wide, Inc.
9341 Courtland Drive N.E.
Rockford, Michigan 49351
Attention: Don Grimes, Senior Vice President,
Chief Financial Officer and Treasurer

with a copy to (which shall not constitute notice hereunder):

Wolverine World Wide, Inc.
9341 Courtland Drive N.E.
Rockford, Michigan 49351
Attention: Brendon Gibbons, General Counsel and Secretary

If to Purchaser:        HSBC Bank, USA, N.A.
452 Fifth Avenue, 4th Floor
New York, New York 10018
Attention: Regional Head, Receivables Finance

with a copy to (which copy shall not constitute notice hereunder):

HSBC Bank, USA, N.A.
452 Fifth Avenue, 7th Floor
New York, New York 10018
Attention: Legal, Receivables Finance

Each Party agrees that the other Party may presume the authenticity, genuineness, accuracy, completeness and due execution of any email or fax communication bearing a facsimile or scanned signature resembling a signature of an authorized Person of such Party without further verification or inquiry by the other Party. Notwithstanding the foregoing, the Party receiving such notification in its sole discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further action by the Party sending such notification to authenticate any such communication.
12.    SURVIVAL. Notwithstanding the occurrence of the Purchase Termination Date, (a) all covenants, representations and warranties made herein shall continue in full force and effect until the Agreement Termination Date; and (b) Sellers’ and Servicer’s obligations to indemnify Purchaser with respect to the expenses, damages, losses, costs, liabilities and other obligations shall survive until the later of (i) all applicable statute of limitations periods with respect to actions that may be brought against Purchaser or any other Indemnified Party have run and (ii) 365 days following the entry of a final non-appealable order of a court of competent jurisdiction with respect to actions brought against Purchaser or any other Indemnified Party that were initiated prior to the end of the applicable statute of limitations for such actions.
13.    GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL; ETC.

(a)    This Agreement shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the law of any other jurisdiction.
(b)    Each of the Parties irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment. Each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court located in the Borough of Manhattan. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    EACH OF THE PARTIES IRREVOCABLY WAIVES ANY RIGHT THAT SUCH PERSON MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
14.    GENERAL PROVISIONS.
(a)    This Agreement represents the final agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter. No provision of this Agreement may be amended or waived except by a writing signed by the Parties.
(b)    This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the Parties; provided, however, that other than any assignment under or relating to the Credit Facility, neither any Seller nor Servicer may assign any of its rights or obligations hereunder to an entity that is not an Affiliate of a Seller without Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Purchaser shall have the right without the consent of or notice to any Seller or Servicer to sell, transfer, negotiate or grant participations (a “Participation” and each holder of a Participation, a “Participant”) in all or any part of, or any interest in, Purchaser’s obligations, rights and benefits hereunder upon notice to Seller Representative; provided, however, that Purchaser (or any of its assignees) shall not be entitled to make any such transfer to any Person that is not a U.S. Person. Notwithstanding the sale of a Participation to a Participant by a Purchaser, (i) Purchaser’s obligations under this Agreement shall remain unchanged, (ii) Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Sellers, Servicer and Seller Representation shall continue to deal solely and directly with Purchaser in connection with Purchaser’s rights and obligations under this Agreement.
(c)    Each provision of this Agreement shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision. This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.
(d)    (i)    Each Seller acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Sellers or one or more of their affiliates (in connection with this Agreement or otherwise) by Purchaser or its subsidiaries.
(ii)    Purchaser agrees to keep confidential all non-public information provided to it by any Seller, pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Purchaser from disclosing any such information (a) to any of its Affiliates, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective transferee or Participant (or any professional advisor to such transferee or Participant), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, in each case, who are instructed to comply with the confidentiality provisions herein, (d) upon the request or demand of any governmental authority, (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about Purchaser’s investment portfolio in connection with ratings issued with respect to Purchaser, or (i) in connection with the exercise of any remedy hereunder or under any other document or agreement executed or delivered in connection with this Agreement (the “Purchase Documents”), or (j) if agreed in writing by Seller Representative in its sole discretion, to any other Person.
(iii)    Purchaser acknowledges that information furnished to it pursuant to this Agreement or the other Purchase Documents may include material non-public information concerning the Sellers and their Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
(iv)    The obligations under this paragraph (d) shall terminate on the date which is seven (7) years from the date of this Agreement first set forth above (the “Confidentiality Termination Date”). Following the Confidentiality Termination Date, Purchaser shall, in its sole determination, either return Confidential Information of the Sellers to Seller Representative, unless otherwise required by applicable law to maintain, or confirm to Seller Representative that it has destroyed any Confidential Information in accordance with its document retention policy, unless otherwise required by applicable law to maintain.
15.    Joint and Several Liability; Appointment of Seller Representative.
(a)    Joint and Several Liability. Each Seller agrees that each reference to "Sellers" in this Agreement shall be deemed to refer to each such Seller, jointly and severally with the other Sellers. Each Seller (i) shall be jointly and severally liable for the obligations, duties and covenants of each other Seller under this Agreement and the acts and omissions of each other such Seller including, without limitation, under Section 6 hereof, and (ii) jointly and severally makes each representation and warranty for itself and each other such Seller under this Agreement. Notwithstanding the foregoing, if, in any action to enforce amounts payable by any Seller or any proceeding to allow or adjudicate a claim hereunder, a court of competent jurisdiction determines that enforcement of the joint and several obligations of all of Sellers against such Seller for the full amount of such amounts is not lawful under, or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of Federal or state law, the liability of such Seller hereunder shall be limited to the maximum amount lawful and not subject to avoidance under such law.
(b)    Appointment of Seller Representative.
(i)    Each Seller hereby appoints Wolverine (in such capacity, the "Seller Representative") as its representative under this Agreement and agreements and documents entered into or executed and delivered by or on behalf of any Seller in connection herewith, and each Seller irrevocably authorizes Seller Representative to act as the representative of such Seller with the rights and duties set forth herein. Wolverine agrees to act as Seller Representative upon the conditions contained in this Section 15(b).
(ii)    Each Seller hereby appoints Seller Representative as its agent for the purpose of receiving all payments to be made to such Seller hereunder, at which time Seller Representative hereby agrees to promptly disburse such payments to the appropriate Seller. Neither Purchaser, nor any of its officers, directors, agents or employees, shall be liable to Seller Representative or any Seller for the failure by Seller Representative to make distributions hereunder (including, without limitation, in connection with the payment of the Purchase Price for any Purchased Receivables) or any other action taken or omitted to be taken by Seller Representative or Sellers pursuant to this Section 15(b).
(iii)    Each Seller shall promptly notify Seller Representative of the occurrence of any Event of Repurchase hereunder. In the event that Seller Representative is aware of any Event of Repurchase or receives such a notice, Seller Representative shall give prompt notice thereof to Purchaser. Any notice provided to Seller Representative hereunder shall constitute notice to each Seller on the date received by Seller Representative.
(iv)    Upon the prior written consent of Purchaser, Seller Representative may resign at any time, such resignation to be effective upon the appointment of a successor Seller Representative acceptable to Purchaser.
(v)    Sellers hereby empower and authorize Seller Representative, on behalf of Sellers, to execute and deliver to Purchaser each Purchase Request and any amendment, restatement, supplement or modification to such Purchase Request and all agreements, certificates, documents, or instruments related to or in connection with this Agreement as shall be necessary or appropriate to effect the purposes of this Agreement. Further, each Seller agrees that Seller Representative is empowered to make representations and warranties in connection with this Agreement or the Purchase Request on behalf of the applicable Seller; it being agreed that such representations and warranties made by Seller Representative on behalf of any Seller shall be binding on such Seller and shall be effective as if such representations and warranties were made directly by such Seller. Each Seller agrees that any action taken by Seller Representative in accordance with the terms of this Agreement or the other agreements executed or delivered in connection therewith, and the exercise by Seller Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of Sellers.
(vi)    Each Seller hereby agrees that such Seller shall furnish promptly to Seller Representative all information required hereunder or requested by Seller Representative on which Seller Representative shall rely to prepare the Purchase Request, any amendment, restatement, supplement or modification to the Purchase Request, make representations and warranties and prepare or deliver other documents that are required to be prepared or delivered pursuant to the provisions of this Agreement or the Purchase Request.
(vii)    Each Seller acknowledges that, together with each other Seller, it is part of an affiliated common enterprise in which any financial accommodations extended to any one Seller will result in direct and substantial economic benefit to each other Seller, and each Seller will likewise benefit from the economies of scale associated with the Sellers, as a group, obtaining financial accommodations and the ability to effect sales of Receivables on a collective basis.
(viii)    The handling of this Agreement as a co-seller facility with a Seller Representative in the manner set forth in this Agreement is solely an accommodation to Sellers and at their request. Sellers' agree that in the absence of gross negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction) Purchaser shall not incur any liability whatsoever to Sellers or any other Person as a result of Purchaser’s dealing with Seller Representative as representative of the Sellers in accordance with this Section 15.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.
WOLVERINE WORLD WIDE, INC., as Seller Representative, a Seller and initial Servicer

By:_/s/ Donald T. Grimes_____________________
Name:    Donald T. Grimes
Title:    Senior Vice President, Chief Financial Officer
    and Treasurer

WOLVERINE OUTDOORS, INC.

By:_/s/ Donald T. Grimes_____________________
Name:    Donald T. Grimes
Title:    Vice President and Treasurer

SEBAGO USA LLC

By:_/s/ Donald T. Grimes_____________________
Name:    Donald T. Grimes
Title:    Vice President and Treasurer

SAUCONY, INC.

By:_/s/ Donald T. Grimes_____________________
Name:    Donald T. Grimes
Title:    Vice President and Treasurer

SPERRY TOP-SIDER, LLC

By:_/s/ Donald T. Grimes_____________________
Name:    Donald T. Grimes
Title:    Vice President and Treasurer

KEDS, LLC

By:_/s/ Donald T. Grimes_____________________

[Signature Page to Receivables Purchase Agreement]

Name:    Donald T. Grimes
Title:    Vice President and Treasurer
STRIDE RITE CHILDREN’S GROUP, LLC

By:_/s/ Donald T. Grimes________________
Name:    Donald T. Grimes
Title:    Vice President and Treasurer

HSBC Bank USA, N.A., as Purchaser

By:_/s/ Kirk Bryans______________________
Name:    Kirk Bryans
Title:    Sr. Vice President

[Signature Page to Receivables Purchase Agreement]

Schedule 1
Sellers

Seller	Jurisdiction
Wolverine World Wide, Inc.	Delaware
Wolverine Outdoors, Inc.	Michigan
Sebago USA LLC	Delaware
Saucony, Inc.	Massachusetts
Sperry Top-Sider, LLC	Massachusetts
Keds, LLC	Massachusetts
Stride Rite Children’s Group, LLC	Massachusetts

Schedule 1

Schedule 2
Seller Information Schedule
Actual Name, as reflected in the attached organizational documents (i.e., certified copy of the Articles of Organization):
Wolverine World Wide, Inc. (Delaware)
Wolverine Outdoors, Inc. (Michigan)
Sebago USA LLC (Delaware)
Saucony, Inc. (Massachusetts)
Sperry Top-Sider, LLC (Massachusetts)
Keds, LLC (Massachusetts)
Stride Rite Children’s Group, LLC (Massachusetts)

Trade Name(s) (if any): None.
Type and Jurisdiction of Organization:
See above for each Seller
Address of Place of Business (if only one) or Chief Executive Office (if more than one place of business):
9341 Courtland Drive N.E., Rockford, Michigan 49351

Schedule 2

Exhibit A
Definitions
“Account Debtor”: The meaning set forth in the recitals hereto.
“Account Debtor Insolvency Event”: With respect to any Account Debtor, (a) such Account Debtor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (b) any proceeding shall be instituted by or against such Account Debtor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or (c) such Account Debtor shall take any action to authorize any of the actions set forth in the preceding clauses (a) or (b).
“Adjustment Percentage”: Ninety (90%) percent.
“Affiliate”: With respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 5% or more of the equity interests having ordinary voting power for the election of directors of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agreement”: The meaning set forth in the first paragraph of the agreement to which this Exhibit is attached.
“Agreement Termination Date”: The earlier of (a) the date on which all amounts owing to Purchaser under all Purchased Receivables have been paid in full in cash to Purchaser and (b) three (3) years after the later of (x) the last Purchase Date and (y) the last Deemed Paid Date on which Purchaser became obligated to pay the Deferred Purchase Price with respect to a Purchased Receivable.
“Anticipated Payment Date”: For any invoice, the date arrived at by adding the Buffer Period to the applicable Invoice Due Date.
“Approved Account Debtors”: The meaning set forth in the recitals hereto.
“Buffer Period”: The number of days (if any) as agreed upon in good faith by Seller Representative and Purchaser for each Account Debtor. The Buffer Period with respect to any Account Debtor may be adjusted from time to time prospectively to such number of days as shall be agreed upon in good faith by Seller Representative and Purchaser based on the payment history of such Account Debtor.
“Business Day”: Any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close.
“Collection Account”: The account of Seller Representative at JPM, Account #663216005, ABA #0210-00021, CHIPS ABA No. 0710-00013, which account shall be designated to receive amounts owing

Exhibit A-1

with respect to the Purchased Receivables and which account shall at all times be subject to a deposit account control agreement as provided in Section 2(d)(viii)(H), or such other deposit account identified in writing by Seller Representative and agreed to in writing by Purchaser from time to time.
“Collections”: With respect to any Purchased Receivable, all proceeds thereof.
“Contracts”: The meaning set forth in Section 5(a)(i) hereof.
“Credit Facility”: The Credit Agreement dated as of July 31, 2012, as amended and restated as of October 10, 2013, by and between Wolverine, JPMorgan Chase Bank, N.A., as administrative agent and the lender and agent parties thereto, and all Loan Documents (as defined therein), in each case as amended, restated, supplemented, refinanced or replaced from time to time.
“Credit Facility Liens”: Liens granted under, or securing obligations with respect to, the Credit Facility.
“Deemed Paid Date”: The meaning set forth in Section 2(e) hereof.
“Deferred Purchase Price”: The meaning set forth in Section 2(e) hereof.
“Delinquent Rate”: A rate of interest equal to three percent (3%) per annum plus the Discount Margin.
“Dilution”: All actual and potential offsets to a Receivable that are not Disputes, including, without limitation, Permitted Early Payment Discounts, discounts and allowances resulting from other incentive programs offered by a Seller and other discounts, deductions, write-offs, credits, returns and allowances, billing errors and counterclaims.
“Discount Margin”: A rate equal LIBOR plus 1.30% per annum.
“Dispute”: Any dispute of any kind relating to one or more Purchased Receivables, regardless of whether the same (i) is in an amount greater than, equal to or less than the applicable Purchased Receivable(s), or (ii) has merit, so long as it relates to a commercial disagreement or raises an issue related to such Purchased Receivable(s), such as price, invoice terms or quantity, quality, delivery terms or the late delivery of goods.
“Effective Date”: The meaning set forth in the preamble to this Agreement.
“Eligible Receivable”: A Receivable that satisfies each of the following conditions to the satisfaction of Purchaser:
(i) is generated by a Seller in the ordinary course of its business from sale of goods or the provision of services to an Account Debtor under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of such Seller and the related Account Debtor, enforceable against such Person in accordance with its terms, subject, as to enforcement of such Account Debtor’s payment obligation, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and equitable principles,

Exhibit A-2

(ii) such sale of goods or provision of services to the applicable Account Debtor have been fully delivered or performed by the Seller,
(iii) that by its terms has an Invoice Due Date that is no more than ninety (90) days from the original invoice date and such Invoice Due Date has not occurred,
(iv) that is owned by a Seller, free and clear of all liens, encumbrances and security interests of any Person (other than Credit Facility Liens, which shall be released contemporaneously upon the purchase of each Purchased Receivable by Purchaser),
(v) that is freely assignable without the consent of any Person, including the applicable Account Debtor,
(vi) for which no default or event of default (howsoever defined) exists under the applicable Contract between a Seller and the applicable Account Debtor,
(vii) which is not subject to any Dispute,
(viii) which together with all other Purchased Receivables due from such Account Debtor, does not cause the aggregate amount of such Purchased Receivable arising from sales to such Account Debtor to exceed the credit limit set by Purchaser from time to time in its sole discretion,
(ix) with respect to which no covenant, representation or warranty contained in this Agreement has been breached in any material respect or is not true in any material respect,
(x) that constitutes an account or a payment intangible as defined in the UCC and is not evidenced by instruments or chattel paper, and
(xi) with respect to Proposed Receivables due from any Account Debtor, after giving effect to the purchase of such Proposed Receivables by Purchaser hereunder, the aggregate amount of Purchased Receivables due from such Account Debtor does not exceed 40% of the aggregate amount of Purchased Receivables due from all Account Debtors.
“Event of Default”: Shall mean any of the events below:
(i) Seller Representative or Sellers fail to pay any Repurchase Price or any other amounts to Purchaser when due and payable;
(ii) any representation or warranty (except for a representation and warranty the breach of which triggers a Repurchase Event) made by any Seller or Seller Representative to Purchaser in or in connection with this Agreement shall be false or misleading in any material respect;
(iii) an Insolvency Event occurs with respect to any Seller; or
(iv)    any other breach of, or failure to perform under, this Agreement and such failure is not cured within thirty (30) days following Seller Representative’s receipt of written notice of such failure from Purchaser.
“Event of Repurchase”: The meaning set forth in Section 6(a) hereof.

Exhibit A-3

“Excess Dilution”: Shall mean, in the case of any group of Purchased Receivables on which payments have been received from the Account Debtors and accepted as payment in full by the applicable Seller, the amount, if any, by which such payments are less than the greater of (i) ninety percent (90%) of the Net Invoice Amount thereof (as adjusted to reflect any portion of such Purchased Receivables previously repurchased), or (ii) (a) the Net Invoice Amount thereof (as adjusted to reflect any portion of such Purchased Receivables previously repurchased) less (b) the Deferred Purchase Price (determined without deducting any Dilution), in each case as a result of the Account Debtors taking advantage of Permitted Early Payment Discounts and other forms of Dilution occurring with respect to such Purchased Receivables.
“Facility Amount”: Up to USD200,000,000.00.
“Indemnified Amounts”: The meaning set forth in Section 6(b) hereof.
“Indemnified Party”: The meaning set forth in Section 6(b) hereof.
“Indemnified Taxes”: The meaning set forth in Section 6(c) hereof.
“Insolvency Event”: With respect to any Person, such Person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in this definition; provided, that in the case of the inability of a Person to pay its debts as such debts become due arising by reason of currency restrictions or foreign political restrictions or regulations beyond the control of Sellers or such Person, such event shall not be deemed an “Insolvency Event” hereunder.
“Invoice Due Date”: With respect to a Purchased Receivable, the last date identified for timely payment in the applicable original invoice.
“JPM”: JPMorgan Chase Bank, N.A.
“LIBOR”: shall mean the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other successor thereto which takes over administration of such rate) appearing on Bloomberg Page BBAM1 screen (or on any successor or substitute page of such Bloomberg screen providing rate quotations comparable to those currently provided on such page of such Bloomberg screen, as determined by the HSBC Bank USA, N.A. from time to time for purposes of providing quotations of interest rates applicable to United States Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the Purchase Date, as the rate for the offering of United States Dollar deposits for a 30-day interest period.
“Material Adverse Change”: An event that results or could likely result in (a) a material adverse change in (i) the business condition (financial or otherwise), operations, performance or properties of Wolverine, on a consolidated basis, or (ii) the ability of the Sellers, taken as a whole, to fulfill their obligations

Exhibit A-4

hereunder, or (b) the impairment of the validity or enforceability of, or the rights, remedies or benefits available to, Purchaser under this Agreement.
“Net Invoice Amount”: The amount shown on the original invoice for the applicable Purchased Receivable as the total amount payable by the applicable Account Debtor, which amount shall be net of any discounts, credits or other allowances identified with specificity on such original invoice.
“OFAC”: The meaning set forth in the definition of “Sanctioned Country”.
“Organization Documents”: Means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating agreement, or the equivalent thereof; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or any equivalent thereof.
“Outstanding Account Debtor Purchase Amount”: As of the date of determination, an amount equal to (i) the aggregate amount paid by Purchaser to Sellers in respect of Purchased Receivables of a particular Account Debtor, minus (ii) the aggregate amount of all Collections with respect to such Purchased Receivables actually deposited into the Collection Account.
“Outstanding Aggregate Purchase Amount”: As of the date of determination, an amount equal the Outstanding Account Debtor Purchase Amount for all Account Debtors.
“Payment Reconciliation”: The meaning set forth in Section 5(c) hereof.
“Permitted Early Payment Discount”: The meaning set forth in Section 3(a)(ii) hereof.
“Person”: An individual, partnership, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Proposed Receivables”: With respect to any Purchase Date, the Eligible Receivables proposed by Seller Representative to Purchaser for purchase hereunder and described in a Purchase Request to be purchased on such Purchase Date.
“Purchase Date”: Each date on which Purchaser pays to the Seller Representative for the benefit of the applicable Seller or Sellers the first installment of Purchase Price of the Eligible Receivables identified in a Purchase Request pursuant to Section 2(e)(i).
“Purchase Price”: The meaning set forth in Section 2(e) hereof.
“Purchase Request”: The meaning set forth in Section 2(a) hereof.
“Purchase Sublimit”: With respect to any Account Debtor, the dollar amount as agreed upon by Seller Representative and Purchaser with respect to such Account Debtor.

Exhibit A-5

“Purchase Termination Date”: The date on which this Agreement terminates pursuant to Section 2(c) hereof.
“Purchased Receivables”: The meaning set forth in Section 2(a) hereof.
“Purchaser”: The meaning set forth in the preamble hereto.
“Purchaser’s Account”: The account maintained in the name of Purchaser at HSBC Bank US, N.A. with Account #713011718, Federal ABA #021001088, CHIPS ABA No 0108, and SWIFT Code: MRMDUS33.
“Recapture Amount”: the sum of (i) any amount of the Deferred Purchase Price paid by Purchaser to Sellers in respect of a Purchased Receivable which is thereafter determined to have been the subject of a Dispute; and (ii) interest at the rate of the Discount Margin on any amounts paid by Purchaser to Sellers as the Purchase Price of a Purchased Receivable that Sellers are thereafter obligated to repay to Purchaser under Section 6 hereof, computed from the Anticipated Payment Date to the date that such amounts are repaid by the Sellers to the Purchaser.
“Receivables”: Any indebtedness or other payment obligation owing to a Seller by any Account Debtor (whether constituting an account or payment intangible), including any right to payment of interest or finance charges and other obligations of such Account Debtor with respect thereto, arising out of a Seller’s sale and delivery of goods or a Seller’s sale and provision of services.
“Repurchase Date”: The meaning set forth in Section 6 hereof.
“Repurchase Price”: The meaning set forth in Section 6 hereof.
“Retained Obligations”: The meaning set forth in Section 7 hereof.
“Sanctioned Country”: A country that is the subject of country-wide or territory wide economic or trade sanctions administered by the US Treasury Department's Office of Foreign Assets Control (“OFAC”).
“Sanctioned Person”: Any of the following currently or in the future:  (i) an entity, vessel, or individual named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or on the consolidated list of persons, groups, and entities subject to the European Union financial sanctions currently available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm; (ii) any entity or individual located in or organized under the laws of any Sanctioned Country to the extent that the entity or individual is subject to sanctions under Sanctions Laws and (iii) any entity or individual otherwise a subject of sanctions under Sanctions Laws.
“Sanctions Laws”: The sanctions laws, regulations, and rules promulgated or administered by OFAC and the U.S. Department of State, including any enabling legislation or Executive Order related thereto, as amended from time to time; the sanctions and other restrictive measures applied by the European Union in pursuit of the Common Foreign and Security Policy objectives set out in the Treaty on European Union; and any similar sanctions laws as may be enacted from time to time in the future by the U.S., the European Union (and any of its member states), or the Security Council or any other legislative body of the United Nations.
“Seller” or “Sellers”: The meaning set forth in the preamble.
“Seller Representative”: The meaning set forth in Section 15(b) hereof.

Exhibit A-6

“Seller Representative’s Operating Account”: The Seller Representative’s operating account maintained at JPM with Account #404553, Federal ABA #021000021, CHIPS ABA No. 072000326, and SWIFT Code: CHASUS33.
“Servicer”: The meaning set forth in Section 5(a) hereof.
“Servicer Event of Default” Shall mean the occurrence of any of the events set forth below:
(i)     an Insolvency Event occurs with respect to Servicer;
(ii)     Servicer fails to remit Collections and other amounts to the Purchaser’s Account in accordance with Section 5(b)(ii);
(iii)     Servicer fails to deliver a Payment Reconciliation or perform any of its other duties when and as required under Section 5(c) and such failure is not cured within two (2) Business Days;
(iv)     a breach of the Servicer’s representations and warranties in any material respect (but excluding any representations and warranties made in its capacity as a Seller) under this Agreement; or
(v)     Servicer breaches or fails to perform any of its other duties or obligations set forth in the Agreement (except as otherwise provided in clauses (i), (ii), (iii) and (iv) above) and such failure is not cured within ten (10) calendar days following Servicer’s receipt of written notice of such failure from Purchaser.
“Term”: The period of time during which this Agreement shall be in effect, determined as provided in Section 2(c) hereof.
“UCC”: The Uniform Commercial Code in effect in the State of New York from time to time.
“USD”: United States Dollars, the lawful currency of the United States of America.
“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Wolverine”: As defined in the preamble to this Agreement.

Exhibit A-7

Exhibit B
Form of Purchase Request
[date]
HSBC Bank USA, N.A.
452 Fifth Avenue
New York, New York 10018

Reference is hereby made to that certain Receivable Purchase Agreement, dated as of December 22, 2014, by and among Wolverine World Wide, Inc., (“Wolverine” or “Seller Representative”), each of the parties signatory thereto as Sellers (each a “Seller” and collectively the “Sellers”), and HSBC Bank USA, N.A. (“Purchaser”) (as it may be amended, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement).
Pursuant to the terms of the Agreement, Seller Representative hereby requests that Purchaser purchase from Sellers the Proposed Receivables listed herein with an aggregate Net Invoice Amount of USD[___________].
Seller Representative represents and warrants that as of the date hereof and on the Purchase Date:
1.Following the purchase of the Proposed Receivables set forth in this Purchase Request, (A) the Outstanding Aggregate Purchase Amount does not exceed USD[____________] and (B) the Outstanding Account Debtor Purchase Amount with respect to the Purchased Receivables (assuming the Proposed Receivables constitute Purchased Receivables) payable by any Account Debtor does not exceed the sublimit established by Purchaser for such Account Debtor;
2.    Each Seller’s representations and warranties set forth in the Agreement are true and correct in all material respects;
3.    The conditions precedent for purchase set forth in Section 2(d) of the Agreement have been satisfied;
4.    No Event of Repurchase exists on such Purchase Date except for repurchases being effectuated on the date hereof by setoff by Purchaser against the Purchase Price for the Proposed Receivables; and
5.    There has not been any Material Adverse Change since December 28, 2013.
6.    Set forth below is the applicable invoice related to the Proposed Receivables offered for sale by Sellers to Purchaser based on the Approved Account Debtor(s), including Account Debtor’s legal name, address, the purchase order number(s) and the invoice number(s), the stated amount of the invoice(s), the Net Invoice Amount of the invoice(s), the date and term of the invoice(s), the Invoice Due Date for such invoice(s):
[_____________________________________________________________________________]

Exhibit B-8

[___________________________________________________________________________]
[_____________________________________________________________________________]
Upon payment of the first installment of the Purchase Price, Purchaser hereby purchases, and Seller hereby sells, all of such Seller’s right, title and interest (but none of such Seller’s Retained Obligations) with respect to the Proposed Receivables on the attached Exhibit as of the date of payment of the first installment of the Purchase Price, and the Proposed Receivables shall become Purchased Receivables in the manner set forth in the Agreement.
__________________

By:______________________________________
Name:
Title:

Exhibit B-9

Exhibit C
Form of Incumbency Certificate/Certified Resolutions
CERTIFICATE

Organization Name: ________________________
State Where Organized: _________________
Type of Organization:     _________________

I, the undersigned, DO HEREBY CERTIFY that I am an officer of, and authorized to certify on behalf of, the above named organization (the “Organization”), that I am the keeper of the minutes and records of the Organization in the United States, and that as of the date of this Certificate:
1.    Each of the persons named below has been duly elected or appointed to the office of the Organization and presently holds the office in the Organization set forth next to such person’s name, and next to the specification of the office held by each such person is a true and genuine specimen of such person’s signature:

NAME	TITLE	SIGNATURE

	___________________________	____________________________
	___________________________	____________________________

2.    Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of the Organizational Documents of the Organization as in effect on the date hereof;
3.    Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Good Standing issued by the Secretary of State of the State of ____________;
4.    The following is a true, correct and complete copy of certain resolutions of the Organization, which resolutions were duly adopted by the [Board of Directors] [note that certain Sellers are LLCs] and have not been amended, modified or rescinded since their adoption and remain in full force and effect:
RESOLUTIONS
[WHEREAS, the Board must approve the sale of any asset in an amount exceeding $10 million; and]
WHEREAS, it is desirable that [Seller] (the “Company”) be able to sell accounts receivable owing to the Company by various debtors (the “Receivables”) to HSBC Bank USA, N.A. or to any agent of any of the foregoing (collectively, the “Receivables Purchaser”) pursuant to a Receivables Purchase Agreement between the Company, as seller and initial servicer, and the Receivables Purchaser (the “Purchase Agreement”); and

Exhibit C-1

WHEREAS, it is desirable for the Company to execute the Purchase Agreement and to execute such other documents (collectively, the “Transaction Documents”) relating to the Purchase Agreement which are necessary or advisable thereunder.
NOW, THEREFORE, BE IT RESOLVED, that each of the Transaction Documents are hereby authorized and approved; and it is further
RESOLVED, that the Chief Executive Officer and President; Senior Vice President, Chief Financial Officer and Treasurer; and Vice President General Counsel and Secretary(each, an “Authorized Officer”), acting singly, is hereby authorized to execute and deliver to the Receivables Purchaser, on behalf of the Company, the Transaction Documents, in such form and substance as such Authorized Officer shall approve, such approval to be conclusively evidenced by the execution and delivery of said Transaction Documents to the Receivables Purchaser, as applicable, by any Authorized Officer; and be it further
RESOLVED, that any Authorized Officer, acting singly, is hereby authorized to execute and deliver to the Receivables Purchaser, as applicable, such amendments, restatements or supplements of or schedules to the Transaction Documents as such Authorized Officer shall approve, such approval to be conclusively evidenced by the execution and delivery of said amendment, restatement, supplement or schedule to the Receivables Purchaser, as applicable, by any Authorized Officer; and be it further
RESOLVED, that any Authorized Officer, acting singly, or any employee of the Company designated by said Authorized Officer, acting singly, is hereby authorized to sell any Receivable to the Receivable Purchaser and to execute and deliver to the Receivables Purchaser, on behalf of the Company, any assignments or other agreements or documents of any type which, in the reasonable opinion of the Receivables Purchaser, are necessary to vest title to the Receivables in the Receivables Purchaser; and be it further
RESOLVED, that any Authorized Officer of the Company, acting singly, is hereby authorized to execute and deliver to the Receivables Purchaser such documents and to do all acts deemed advisable or necessary by any such officer, employee or agent of the Company, in order for the Company to carry out and perform the Transaction Documents and effect the foregoing resolutions, such performance or execution by such officer, employee or agent to be conclusive evidence of the approval by such officer, employee or agent of such act or document; and be it further
RESOLVED, that all acts authorized by each of the foregoing resolutions taken heretofore by any Authorized Officer or person authorized therein are hereby ratified, authorized and approved as the authorized acts of the Company; and be it further
RESOLVED, that each of the foregoing resolutions shall continue in full force until express written notice of its rescission or modification has been received by the Receivables Purchaser, but if the authority contained in any of them should be revoked or terminated by operation of law without such notice and without Receivables Purchaser having knowledge of such revocation or termination, it is resolved and hereby agreed for the purpose of inducing the Receivables Purchaser to act thereunder that the Receivables Purchaser shall be saved harmless from any loss suffered or liability incurred by it in so acting after such revocation or termination without such notice; and be it further
RESOLVED, that these resolutions are in addition to and not by way of limitation of any other resolutions of the Company in favor of the Receivables Purchaser.

Exhibit C-2

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the Organization’s seal, if applicable, this ______ day of December, 2014.

_________________________________
[Signature]

Name:    ___________________________
Title:    ___________________________

Exhibit C-3

Exhibit D
Description of Collateral in Financing Statement
All accounts, payment intangibles and other rights to payment arising out of Seller’s sale of goods or provision of services and purchased by Purchaser from Seller.

Exhibit D

Exhibit E
Payment Reconciliation

__________________, Seller

Exhibit E shows the payment for each individual invoice related to the Purchased Receivable.
Please include all the information in the Purchase Request together with the payment date, payment amount, any Dilution and the outstanding amount, if any.

Account Debtor	Invoice Number	Amount	Invoice Date	Invoice Due Date	Date of Receipt of Payment	Payment Amount	Dilution	Excess Dilution	Unpaid Balance if any

Exhibit E